Quattlebaum, Grooms, Tull & Burrow PLLC A PROFESSIONAL LIMITED LIABILITY COMPANY 111 Center Street
Patrick A. Burrow pburrow@qgtb.com	Suite 1900 Little Rock, Arkansas 72201	(501)379-1700 Telecopier
(501) 379-1701 Writer's Direct Dial (501) 379-1715

December 11, 2009

The Underwriters listed on Schedule A hereto
c/o Stephens Inc.
111 Center Street
Little Rock, AR 72201

Dear Ladies and Gentlemen:

We have acted as counsel for Simmons First National Corporation (the "Company"), a corporation organized under the laws of the State of Arkansas, in connection with the public offering and sale by the Company of 397,500 shares (the "Option Shares") of the common stock, $0.01 par value per share (the "Common Stock"), of the Company pursuant to the over allotment option in the  Underwriting Agreement, dated November 10, 2009, (the "Agreement"), between Stephens Inc., as Representative of the underwriters listed on Schedule A hereto (the "Underwriters"), and the Company. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

The transactions contemplated by the Agreement are more fully described in the Company's Registration Statement on Form S-3, (Registration No. 333-161558) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"), as amended, which includes a Prospectus relating to the public offering of the Shares.

This opinion is furnished to you at the request of the Company pursuant to Section 7(e) of the Agreement, and is being delivered concurrently with the delivery of the Option Shares and the receipt of the payment therefor.

We have examined the Registration Statement, the Agreement, the General Disclosure Package and the Prospectus, and resolutions adopted by the Board of Directors of the Company, as certified by the Secretary of the Company, certificates of officers of the Company covering various other matters, certificates of the Secretary of the State of Arkansas, the Arkansas State Bank Department ("ASBD"), the Federal Reserve Bank of St. Louis, and the Federal Deposit Insurance Corporation ("FDIC"), as to the legal existence of the Company, the Subsidiary Banks, and the other Subsidiaries.

The Underwriters listed on Schedule A hereto
December 11, 2009

We have also examined such other papers, documents and certificates and have made such investigations as to matters of fact and law as we have considered necessary in order to give the opinions set forth below. In making such examination, we have assumed, without investigation or duty to investigate, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures and the legal capacity of all natural persons, and (iii) the conformity to originals and the completeness of all documents submitted to us as photostatic, notarial or certified copies (including telecopies). As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certificates of officers of the Company and other appropriate persons and statements contained in the Registration Statement.

The opinions set forth in this letter are based on the federal laws of the United States and the laws of the State of Arkansas, and no opinion is expressed as to the laws of any other jurisdiction.

Based upon the foregoing, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, it is our opinion that:

(i)            The Company is duly registered as a bank holding company under the BHCA and is a financial holding company pursuant to Section 4(l) of the BHCA; the Company is validly existing as a corporation in good standing under the laws of the State of Arkansas, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Agreement;

(ii)           The Company has full right, power and authority to execute and deliver the Agreement and to perform its obligations hereunder;

(iii)           The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus); all of the shares of the Company's issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable, and to our knowledge, none of the outstanding shares of capital stock were issued in violation of preemptive or other similar rights of any security holder of the Company; and the Shares conform to the description of the Common Stock contained in the Registration Statement, the General Disclosure Package and the Prospectus;

The Underwriters listed on Schedule A hereto
December 11, 2009

(iv)           Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (A) to our knowledge, there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company, except pursuant to the Company's stock option plans and awards currently in effect on the date hereof; and (B) to our knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act or otherwise register any securities of the Company owned or to be owned by such person;

(v)           The Company is duly qualified as a foreign corporation to transact business and is in good standing under the laws of each other jurisdiction in which, to our knowledge, such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where such failure to so qualify, or be in good standing, would not have a Material Adverse Effect;

(vi)           Each of the Company's Subsidiaries either is validly existing as a corporation, state bank, national bank or trust company, in each case, in good standing under the laws of the jurisdiction of its incorporation (or, in the case of the Subsidiary Banks, has been duly chartered and is validly existing as a state chartered bank or national banking association) and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; each of the Company's Subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which, to our knowledge, such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify, or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or other equity interest of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through its Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim known to such counsel; none of the outstanding shares of capital stock or other equity interest of each Subsidiary were issued in violation of the preemptive or other similar rights of any security holder of such security known to such counsel; and the Company has all necessary consents and approvals under applicable federal and state laws and regulations relating to banks, bank holding companies and financial holding companies to own their respective assets and carry on their respective businesses as currently conducted, except for those consents and approvals that would not have a Material Adverse Effect;

(vii)          The Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws

The Underwriters listed on Schedule A hereto
December 11, 2009

affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance;

(viii)         The issue and sale of the Shares being delivered at such Time of Delivery by the Company and the compliance by the Company with all of the provisions of the Agreement and the consummation of the transactions herein contemplated will not (a) require any consent, approval, license or exemption by, order or authorization of, or filing, recording or registration by the Company with any state or federal governmental authority, except such as have been made or obtained under the Securities Act and except as may be required under the rules and regulations of the NASDAQ Global Select Market or FINRA and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, (b) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, or to which any material amount of the property or assets of the Company or any of its Subsidiaries is subject or (c) result in any violation of the provisions of the certificate of incorporation or charter (as applicable) or bylaws of the Company or any of its Subsidiaries or, to our knowledge, any statute or any order, rule or regulation of any court or Governmental Entity;

(ix)           To our knowledge, no default by the Company or any Subsidiary exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound that is described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus, except for such defaults, that, individually or in the aggregate, would not have a Material Adverse Effect;

(x)           The statements set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption "Description of Capital Stock," as such statements contain descriptions of laws, rules or regulations, and insofar as they describe the terms of agreements or the Company's certificate of incorporation or bylaws, are correct in all material respects;

(xi)           The Company has all necessary approvals of the FRB to own the stock of its Subsidiaries.  To our knowledge, neither the Company nor any Subsidiary is subject to any cease and desist order, written agreement or memorandum of understanding with, or are a party to any commitment letter or similar undertaking to, or are subject to any order or directive (other than orders or directives applicable to the banking industry as a whole) by, or is a recipient of any extraordinary supervisory agreement letter from, or has adopted any board resolutions (other than

The Underwriters listed on Schedule A hereto
December 11, 2009

board resolutions required by law or regulation and applicable to the banking industry as a whole) at the request of any of the FRB, ASBD, OCC or the FDIC (collectively, the "Bank Regulators"), and to our knowledge, neither the Company nor any Subsidiary has been advised by any of the Bank Regulators that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, or extraordinary supervisory letter, and neither the Company nor any Subsidiary is contemplating (A) becoming a party to any such written agreement, memorandum of understanding, commitment letter or similar undertaking with any Bank Regulator or (B) adopting any such board resolutions at the request of any Bank Regulator. To our knowledge, neither the Company nor any Subsidiary has received notice of any proceeding or action relating specifically to the Company or its Subsidiaries for the revocation or suspension of any consent, authorization, approval, order, license, certificate or permit issued by, or any other action or proposed action by, any regulatory authority having jurisdiction over the Company or its Subsidiaries that would have a Material Adverse Effect;

(xii)          The Company is not, and after giving effect to the offering and sale of the Shares and after receipt of payment for the Shares and the application of such proceeds as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act;

(xiii)         The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission thereunder; and we have no reason to believe that any such documents, when such documents were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

(xiv)         The Registration Statement, the General Disclosure Package and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder; and such counsel does not know of any contracts or other agreements of a character required to be incorporated by reference into the General Disclosure Package or the Prospectus or required to be filed as an Exhibit to the Registration Statement or required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which are not filed or incorporated by reference or described as required;

The Underwriters listed on Schedule A hereto
December 11, 2009

(xv)          The Shares have been duly authorized and, when issued delivered and paid for in accordance with the Agreement, will be validly issued, fully paid and nonassessable; and the issuance and sale of the Shares is not subject to any preemptive right under the laws of any state or the certificate of incorporation or bylaws of the Company or, to our knowledge, any contractual preemptive or similar rights;

(xvi)         (A) The Registration Statement, at the time such Registration Statement became effective and at all other subsequent times until the Second Time of Delivery, and (B) the Prospectus, when filed with the Commission pursuant to Rule 424(b) and at all subsequent times until the Second Time of Delivery, complied as to form in all material respects with the requirements of the Securities Act (except that such counsel need to express any opinion as to the financial statements, schedules and notes thereto and other financial, statistical and accounting information included therein);

(xvii)        All descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of statutes, legal, governmental and regulatory proceedings, as well as contracts and other documents to which the Company or its Subsidiaries are a party are accurate in all material respects; to our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement, the General Disclosure Package or the Prospectus other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects;

(xviii)       The information incorporated into the Registration Statement, the General Disclosure Package and the Prospectus from the Company's most recently filed Form 10-K and Form 10-Q under "Legal Proceedings" and Form DEF 14A under "Transactions with Related Persons," insofar as such statements constitute a summary of documents or matters of law, and those statements in the Registration Statement, the General Disclosure Package and the Prospectus that are descriptions of agreements or other legal documents or of legal proceedings, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown.  To our knowledge, the aggregate of all pending legal, regulatory or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject, including ordinary routine litigation incidental to the business, could not reasonably result in a Material Adverse Effect;

(xix)          To our knowledge, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending, or threatened required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus; and

The Underwriters listed on Schedule A hereto
December 11, 2009

(xx)           The Registration Statement has become effective under the Securities Act, and to our current actual knowledge, no stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose have been initiated or overtly threatened by the Commission.

We have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and the Underwriters, at which the contents of the Registration Statement, the General Disclosure  Package, the Prospectus, and related matters were discussed.  Although we are not passing upon and do not assume any responsibility for and have not verified the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus, except for those referred to in the opinion in subsection (x) above, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided by officers and other representatives of the Company), no facts have come to our attention that have caused us to have knowledge to believe that, (a) as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, and financial data derived therefrom, as to which we express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (b) as of its date, the General Disclosure Package contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than the financial statements and related schedules therein, and financial data derived therefrom, as to which we express no opinion), or (c) that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, and financial data derived therefrom, as to which we express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement, General Disclosure Package or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, and financial data derived therefrom, as to which we express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and we do not know of any amendment to the Registration Statement required to be filed.

As used herein, the phrase "to our knowledge," or words of similar import, mean the present actual conscious knowledge of Patrick A. Burrow and Joel B. Carter, the attorneys at our firm who have been principally involved in negotiating and reviewing the Agreement and in the preparation and review of the Registration Statement and the Prospectus.  The terms "we," "us," "our," "the firm" or words of similar import mean the law firm of Quattlebaum, Grooms, Tull & Burrow PLLC, as it exists on the date of this opinion letter.

The Underwriters listed on Schedule A hereto
December 11, 2009

Our opinions represent the professional judgment of Quattlebaum, Grooms, Tull & Burrow PLLC, as to certain matters of law based upon facts presented to us or assumed by us and should not be considered or construed as a guaranty.

Our opinions are rendered as of the date hereof and are based upon applicable law and relevant documents as they exist as of the date hereof.  Our opinions are subject to future changes in law or fact, and we disclaim any obligation to advise you of or update this opinion for any changes of applicable law or facts which may affect matters or opinions set forth herein.

This letter is furnished by us as counsel for the Company to you as the Underwriters and is solely for your benefit as such Underwriters.  We hereby consent to the reliance on this letter by your counsel, Kutak Rock LLP, in rendering to the Underwriters the opinion required by Section 7(d) of the Agreement.  This letter may not otherwise be provided in any manner to, or relied upon by, any other person without our express written approval.  The liability of Quattlebaum, Grooms, Tull & Burrow PLLC is limited to the fullest extent possible under Ark. Code Ann. 16-114-303, a copy of which is attached.

Sincerely,

QUATTLEBAUM, GROOMS, TULL
& BURROW PLLC

/s/ Quattlebaum, Grooms, Tull & Burrow PLLC

The Underwriters listed on Schedule A hereto
December 11, 2009

SCHEDULE A

Stephens Inc.
Stifel, Nicolaus & Company, Incorporated
Raymond James & Associates, Inc.

The Underwriters listed on Schedule A hereto
December 11, 2009

16-114-303. Attorney liability

No person licensed to practice law in Arkansas and no partnership or corporation of Arkansas licensed attorneys or any of its employees, partners, members, officers, or shareholders shall be liable to persons not in privity of contract with the person, partnership, or corporation for civil damages resulting from acts, omissions, decisions, or other conduct in connection with professional services performed by the person, partnership, or corporation, except for:

(1) Acts, omissions, decisions, or conduct that constitutes fraud or intentional misrepresentations; or

(2) Other acts, omissions, decisions, or conduct if the person, partnership, or corporation was aware that a primary intent of the client was for the professional services to benefit or influence the particular person bringing the action. For the purposes of this subdivision, if the person, partnership, or corporation:

(A) Identifies in writing to the client those persons who are intended to rely on the services, and

(B) Sends a copy of the writing or similar statement to those persons identified in the writing or statement,

then the person, partnership, or corporation or any of its employees, partners, members, officers, or shareholders may be held liable only to the persons intended to so rely, in addition to those persons in privity of contract with the person, partnership, or corporation.